UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

April 13, 2018

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2018, the Board of Directors (the “Board”) of Axsome Therapeutics, Inc. (the “Company”) appointed Nick Pizzie, CPA, MBA, as Chief Financial Officer of the Company, effective May 16, 2018 (the “Effective Date”), to serve until such time as his removal or resignation.

Mr. Pizzie, age 43, was the Vice President and Chief Financial Officer of Pierre Fabre USA, the U.S. affiliate of Pierre Fabre, prior to joining the Company. Previously, he was Senior Finance Director at Immucor. Prior to Immucor, he held positions of increasing responsibility in finance and accounting at Merck and Pfizer. Mr. Pizzie began his career at Arthur Andersen, where he served as staff auditor. He earned his BS in Accounting, BA in Economics, and MBA in Finance, and Supply Side Logistics, from Rutgers University.

Mr. Pizzie’s offer letter from the Company (referred to herein as the “Offer Letter”), provides for an annual base salary of $325,000, which will be prorated based on the Effective Date, and a target bonus of 40% of his annual base salary, which will not be prorated based on the Effective Date. He will also receive a sign-on bonus of $15,000, which must be repaid in full if he voluntarily leaves the Company within one year of the Effective Date. On the Effective Date, Mr. Pizzie will receive an initial grant of 132,000 options to purchase shares of the Company’s common stock under the Company’s 2015 Omnibus Incentive Plan (the “Plan”). The options will have an exercise price equal to the fair market value on the date of grant and will vest over a four-year period as follows: 25% of the shares will vest on the first anniversary of the date of grant and the remaining 75% of the shares will vest in equal increments thereafter each quarter of the remaining three years. Mr. Pizzie will be eligible to receive future long-term incentive awards in accordance with the Plan.

Pursuant to the Offer Letter, Mr. Pizzie will be eligible to receive a severance payment equal to 6 months of his base salary at the time of his termination if, within 12 months following a change in control, the Company terminates his employment without cause, contingent upon the Company and Mr. Pizzie entering into a comprehensive separation and general release agreement.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Offer Letter, which the Company intends to file as an exhibit to its next periodic report.

On April 13, 2018, the Company received a resignation letter from John Golubieski, Chief Financial Officer of the Company, effective May 9, 2018. Mr. Golubieski clarified that his resignation was to pursue other opportunities and not due to any disagreement with the Company, its management or its directors.

On the Effective Date, Mr. Pizzie will assume responsibility as the Company’s principal financial officer and principal accounting officer. To ensure that there is continuity in the Company’s principal officers for the interim period between Mr. Golubieski’s resignation and the Effective Date, and in the event of an earlier departure by Mr. Golubieski, the Board has also designated Herriot Tabuteau, M.D., the Company’s Chief Executive Officer, as the Company’s interim principal financial officer and Joseph Debrah-Afful, CPA, MBA, the Company’s Director of Finance, as the Company’s interim principal accounting officer.

Item 7.01.                                        Regulation FD Disclosure.

On April 19, 2018, the Company issued a press release announcing that Mr. Pizzie had been appointed as the Company’s Chief Financial Officer, effective May 16, 2018, and that Mr. Pizzie replaces Mr. Golubieski who had resigned as Chief Financial Officer of the Company, effective May 9, 2018. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 19, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: April 19, 2018	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer

3